UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011

MedCath Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10720 Sikes Place
Charlotte, NC 28277

(704) 708-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Section 3 – Securities and Trading Markets

Item 1.01.	Entry into a Material Definitive Agreement

Item 3.03	Material Modification to Rights of Security Holders

On June 13, 2011, MedCath Corporation (the “Company”) entered into the Section 382 Rights Plan (the “Plan”), between the Company and American Stock Transfer & Trust Company, LLC, as rights agent. By adopting the Plan, the Board is seeking to preserve for the Company’s stockholders the value or availability of certain of the Company’s tax attributes (the “Tax Attributes”). The Company currently has Tax Attributes which may entitle the Company to either reduce income taxes that may otherwise become due or to seek a refund of income taxes due with respect to the Company’s current fiscal 2011 tax year totaling up to as much as approximately $40,000,000 of tax reductions. These Tax Attributes may be materially reduced or eliminated by a “change of ownership” of the Company under Section 382 of the Internal Revenue Code (a “change of ownership”). If a change of ownership were to occur, the actual amount of Tax Attributes that could be materially reduced or eliminated would depend upon various factors, which among others include: (i) when the change of ownership occurred, (ii) the order in which certain hospitals owned by the Company are sold, (iii) the final sale price of certain hospitals owned by the Company and (iv) the timing of the liquidation of certain of the Company’s subsidiary limited liability companies or limited partnerships which have already sold their hospitals. Generally, a change of ownership will occur if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last change of ownership experienced by the Company.

The Plan is intended to act as a deterrent to any person acquiring 4.99% or more of the outstanding shares of the Company’s Common Stock or any existing 4.99% or greater holder from acquiring any additional shares without the approval of the Board. This would mitigate the threat that share ownership changes present to the Company’s Tax Attributes because changes in ownership by a person owning less than 4.99% of the Common Stock are not included in the calculation of “change of ownership” for purposes of Section 382 of the Internal Revenue Code. The Plan includes a procedure whereby the Board may consider requests to exempt certain proposed acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the requested acquisition will not limit or impair the value or availability of the Tax Attributes to the Company.

The Rights will cause substantial dilution to a person or group that acquires 4.99% or more of the Common Stock on terms not approved by the Company’s Board. The Rights should not interfere with any merger or other business combination approved by the Board at any time prior to the first date that a person or group has become an Acquiring Person.

This summary provides only a general description of the Plan and therefore should be read together with the entire Plan, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The following description is qualified in its entirety by reference to such exhibit.

In connection with its adoption of the Plan, on June 13, 2011, the Board declared a dividend of one preferred share purchase right (the “Rights”) for each outstanding share of common stock, par value $.01 per share (the “Common Stock”) of the Company under the terms of the Plan. The dividend is payable on June 29, 2011 to the stockholders of record as of the close of business on June 29, 2011 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandths of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the “Preferred Stock”) at a price of $20.00 per one one-thousandths of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Plan.

As a result of declaring a dividend of the Rights, until the earlier to occur of (i) the close of business on the tenth business day following the public announcement of facts that indicate that a person or group has become an “Acquiring Person” by acquiring or obtaining the right to acquire beneficial ownership of 4.99% or more of the outstanding shares of Common Stock (or the Board becoming aware of an “Acquiring Person”) or (ii) the close of business on the tenth business day (or, except in certain circumstances, such later date as may be specified by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the outstanding shares of Common Stock, in each case with certain exceptions (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to the Common Stock certificates outstanding as of the Record Date (or any book-entry shares in respect thereof), by such Common Stock certificate (or registration in book-entry form) together with the summary of rights (“Summary of Rights”), and the Rights will be transferable only in connection with the transfer of Common Stock. Notwithstanding the foregoing, any person or group that beneficially owns 4.99% or more of the outstanding shares of Common Stock on June 29, 2011 (an “Existing Holder”) will not be deemed an Acquiring Person under the Plan unless and until such person or group acquires beneficial ownership of one additional share of Common Stock. However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 4.99% or more of the Common Stock then outstanding, the Existing Holder will not be treated as an Acquiring Person for purposes of the Plan. The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan if the Board determines that such person’s or group’s ownership of Common Stock will not limit or impair the availability to the Company of the Tax Attributes, or if the Board in good faith determines that such person shall be an exempt person.

The Plan provides that, until the Distribution Date (or earlier expiration or redemption of the Rights), the Rights will be attached to and will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration or redemption of the Rights), new shares of Common Stock issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Plan by reference (with respect to shares represented by certificates) or notice thereof will be provided in accordance with applicable law (with respect to uncertificated shares). Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of the

Summary of Rights, or the transfer by book-entry of any uncertificated shares of Common Stock, will also constitute the transfer of the Rights associated with such shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire upon the earliest of the close of business on September 30, 2013 (unless that date is advanced or extended), the time at which the Rights are redeemed or exchanged under the Plan, or if the Board of Directors determines that the Tax Attributes are utilized in all material respects or no longer available in any material respect under Section 382 of the Internal Revenue Code, or determines that the Plan is no longer required to protect the Tax Attributes.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of Common Stock having a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person but prior to the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the voting power of the shares of Common Stock then outstanding, the Board may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become null and void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other stock) equivalent in value thereto, per Right (subject to adjustment for stock splits, stock dividends and similar transactions).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights (other than the Acquiring Person).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

This summary description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock of the Company, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Preferred Shares, and a press release issued by the Company on June 15, 2011 with respect to the Rights, are attached hereto as exhibits and incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to such exhibits.

As of June 15, 2011, there were 20,327,467 shares of the Company’s Common Stock issued and outstanding, and an additional 1,330,824 shares of the Company’s Common Stock reserved for issuance under the Company’s existing benefit plans. 22,000 shares of Preferred Stock have been reserved for issuance upon the exercise of the Rights.

Section 5 – Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

On June 13, 2011, the Company approved an amendment to its Amended and Restated Certificate of Incorporation by authorizing the filing of a Certificate of Designation for the Series A Junior Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. See the description set out under Item 1.01 for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On June 15, 2011, the Company issued a press release announcing the adoption of the Plan and the declaration of a dividend of the Rights under the Plan. The Company also announced that the Board has adopted a new governance policy on stockholder rights plans. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock, filed with the Secretary of State of the State of Delaware on June 15, 2011.

4.1	Section 382 Rights Plan, dated as of June 15, 2011, between MedCath Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, together with the following exhibits thereto: Exhibit A — Form of Certificate of Designation of Series A Junior Participating Preferred Stock of MedCath Corporation; Exhibit B — Form of Right Certificate; Exhibit C — Summary of Rights to Purchase Shares of Preferred Stock of MedCath Corporation.

99.1	Press Release, dated June 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDCATH CORPORATION

Date: June 15, 2011	By:	/s/ O. Edwin French
Name: O. Edwin French
Title: President